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                                                                  Exhibit 10.48
                                    AGREEMENT


         THIS AGREEMENT ("Agreement") is entered into as of June 29, 1998 between HA-LO INDUSTRIES, INC., an Illinois corporation ("HA-LO"), and MONTGOMERY WARD & CO. INCORPORATED, an Illinois corporation ("Montgomery Ward").

                                    RECITALS

         A. Montgomery Ward and HA-LO are parties to that certain Exclusive Premium Purchasing Agreement, dated January 11, 1995, as amended by a First Amendment, dated December 27, 1995
(collectively, the "Purchasing Agreement").

         B. Pursuant to two Warrants, each dated January 10, 1996 (collectively, the "Warrants"), HA-LO granted to Montgomery Ward the right to purchase an aggregate of 518,917 shares (preadjustment) of HA-LO's Common Stock, no par value (the "Warrant Shares"), on specified terms and conditions.

         C. On July 7, 1997, Montgomery Ward filed voluntary petitions for relief under Chapter 11 of Title XI of the United States Code (the "Bankruptcy Proceeding").

         D. HA-LO has certain pre-petition claims in the Bankruptcy Proceeding (collectively, the "Pre-Petition Claim").

         E. Montgomery Ward and HA-LO desire to amend the Purchasing Agreement and the Warrants in certain respects, to cause the Pre- Petition Claim to be satisfied and withdrawn and to memorialize certain other agreements between them, all as set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. SATISFACTION OF PRE-PETITION CLAIM. At the Closing (as such term is defined in Section 6), Montgomery Ward shall pay $2,500,000 (the "Satisfaction Amount") to HA-LO in satisfaction of the Pre-Petition Claim and in consideration of the other agreements and covenants of HA-LO contained herein. The Satisfaction Amount shall be payable by wire transfer of immediately available funds to an account designated in writing by HA-LO. Promptly upon receipt of the Satisfaction Amount, HA-LO shall file any and all documents that may be reasonably required in order to waive and/or withdraw the Pre-Petition Claim.

         2. AMENDMENT TO PURCHASING AGREEMENT. At the Closing, Montgomery Ward and HA-LO shall each execute and deliver an amendment to the Purchasing Agreement in the form attached hereto as Exhibit A (the "Amendment to Purchasing Agreement").


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         3. AMENDMENTS TO WARRANTS. At the Closing, HA-LO shall execute and deliver to Montgomery Ward amendments to the Warrants in the forms attached hereto as Exhibits B and C (the "Amendments to Warrants").

         4. REGISTRATION OF THE WARRANT SHARES. Promptly upon payment of the Satisfaction Amount, HA-LO shall use all reasonable efforts to effect the registration of the Warrant Shares under the Securities Act of 1933 (the "Securities Act") by performing the following:

                  (a) The registration shall be effective through an S-3 Registration Statement (or such other applicable form) ("Registration Statement") covering the Warrant Shares and filed with the Securities and Exchange Commission ("Commission"). HA-LO shall cause each Registration Statement to become and remain effective for a period of five (5) years from the effectiveness thereof.

                  (b) HA-LO shall identify and cause there to be provided at all times to the Holders (as such term is defined in the Warrants) a transfer agent for all of the Warrants Shares required to be registered under this Agreement.

                  (c) HA-LO shall provide, or cause there to be provided, such certificates, instruments and any other documents required under the Securities Act requested by the Commission in connection with the sale by any Holder of Warrant Shares covered by a Registration Statement or otherwise necessary or reasonably required in connection with or to facilitate the sale of Warrant Shares in accordance with this Agreement.

                  (d) HA-LO shall file with the appropriate stock exchange or trading system a notification form for the listing of additional shares with respect to the Warrant Shares at the time and in the manner required by such exchange.

                  (e) HA-LO shall prepare and file with the Commission such required amendments and supplements to the Registration Statement as may be necessary to update and keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale of the Warrant Shares; provided, however, that nothing herein shall require HA-LO to disclose any confidential information concerning its business, results of operations or contemplated activities not otherwise required to be disclosed so long as the period of time during which updating is required in order to permit sale of Warrant Shares but not effected shall not exceed 90 days in any calendar year.

                  (f) All expenses incurred by HA-LO and effecting the registration pursuant to this Agreement, including without

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         limitation all registration and filing fees with any governmental entity, printing expenses and fees and disbursements of counsel for HA-LO shall be paid by and be the sole obligation of HA-LO. All selling commissions applicable to sales of Warrant Shares and all fees and disbursements of counsel of a Holder in connection therewith or otherwise shall be paid by and be the sole obligation of the applicable Holder.

                  (g) To the extent necessary, each Holder shall timely furnish such information as may be reasonably requested by HA-LO for inclusion and/or necessary to the preparation of a Registration Statement or other filing ancillary thereto. The information supplied by such Holder for inclusion in the Registration Statement shall not, at the time of such Registration Statement is declared effective, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                  (h) The information supplied by HA-LO for inclusion in the Registration Statement shall not, at the time such Registration Statement is declared effective, contain any untrue statement of material fact supplied by HA-LO or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                  (i) To the extent required by the Rule and Regulations of the Commission, the Holders hereby consent to the use of their respective names in any Registration Statement prepared by HA-LO.

         5. MATTERS PERTAINING TO THE BANKRUPTCY PROCEEDING.

                  (a) Prior to the execution of this Agreement, Montgomery Ward shall have obtained Bankruptcy Court Approval of the Agreement and the transactions contemplated hereby (the "Approval"), and take all actions reasonably necessary to expedite receipt thereof.

                  (b) Montgomery Ward shall have made any and all filings with the Bankruptcy Court as may be reasonably required for Montgomery Ward to assume the Purchasing Agreement, it being agreed and understood that such assumption shall be a condition to Closing.

         6. CLOSING. For purposes of this Agreement, the "Closing" of the transactions contemplated hereby shall occur within ten (10) business days following the Approval (which Approval shall be evidenced by an order of the Bankruptcy Court which is both final

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and not subject to appeal) shall have been received. Montgomery Ward and HA-LO each agree and acknowledge, effective as of the Closing, that no breach by the other will be deemed to exist (and that no state of affairs will be deemed to exist which, with the passage of time, the giving of notice or both, would constitute a breach) under the Purchasing Agreement (as amended by the Amendment to Purchasing Agreement), all such breaches and potential breaches, if any, being deemed to have been either cured or waived without any additional action on the part of either of the parties.

         7. ENTIRE AGREEMENT. This Agreement, together with the Exhibits hereto, set forth the entire understanding of the parties hereto and supersedes all prior oral or written agreements between them relative to the subject matter hereof, and merge all prior and contemporaneous discussion between them.

         8. MODIFICATION. The parties to this Agreement may, by a written instrument executed by both of them, amend, modify or supplement this Agreement.

         9. FURTHER ASSURANCES. Each of the parties hereto will, at any time and from time to time after the Closing, upon the request of the other party, do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such further acts, deeds instruments and documents as may be reasonably required for the consummation of the transactions contemplated hereby.

         10. WAIVER OF PROVISIONS. The terms, covenants and conditions of this Agreement may be waived only by a written instrument executed by the party waiving compliance. The failure by either party at any time to require performance of any provisions hereof shall, in no manner, affect the right at a later date to enforce the same.

         11. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         12. LAW TO GOVERN. The validity, construction and enforceability of this Agreement shall be governed in all respects by the laws of the State of Illinois, without regard to its conflict of law rules.

         13. JURISDICTION AND VENUE. The parties hereto agree that all actions or proceedings initiated by any party hereto and arising directly or indirectly out of this Agreement which are brought pursuant to judicial proceedings shall be litigated in the United States Bankruptcy Court for the District of Delaware, or in the event that the bankruptcy case for Montgomery Ward has been closed or such court cannot or will not exercise jurisdiction, then in the United States District Court for the Northern District of Illinois, or in the event that such court cannot or will not

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exercise jurisdiction, then in the Circuit Court in and for the County of Cook,
Illinois. The parties hereto expressly submit and consent in advance to such jurisdiction and agree that service of summons and complaint or other process or papers may be made by registered or certified mail addressed to the relevant party at the address to which notices are to be sent pursuant to Section 14 of this Agreement. The parties hereto waive any objection that any of the foregoing jurisdictions is an inconvenient forum or an improper forum based on lack of venue.

         14. NOTICES AND OTHER COMMUNICATIONS. Every notice or other communication required, contemplated or permitted by this Agreement by any party shall be in writing and shall be delivered by personal delivery, confirmed telecopy, private courier service or postage pre-paid, returned receipt requested, certified mail, addressed to the party to whom intended at the following address:

         (a)   If to HA-LO:             HA-LO Industries, Inc.
                                        5980 Touhy Avenue
                                        Niles, Illinois 60714
                                        Attention: Richard A. Magid
                                        Telecopy:  847-647-4970

                                        With a copy to:

                                        Neal, Gerber & Eisenberg
                                        2 North LaSalle Street, Suite 2200
                                        Chicago, Illinois 60602
                                        Attention:  Barry J. Shkolnik, Esq.
                                        Telecopy:   312-269-1747

         (b)   If to Montgomery
                 Ward:                  Montgomery Ward & Co. Incorporated
                                        535 West Chicago
                                        Chicago, Illinois  60671
                                        Attention:  Phil Delk
                                        Telecopy:   312-467-7898

                                        With a copy to:

                                        Altheimer & Gray
                                        10 South Wacker
                                        Suite 4000
                                        Chicago, Illinois  60606
                                        Attention:  John Lowe
                                        Telecopy:   312-715-4800

or at such other address as the intended recipient previously shall have designated by written notice.

         15. COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each counterpart shall constitute an

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original instrument, but all such separate counterparts shall constitute one in the same agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement on and as of the date set forth above.

                                      MONTGOMERY WARD & CO. INCORPORATED


                                     By:
                                        ------------------------------------
                                       Its:
                                           ---------------------------------


                                      HA-LO INDUSTRIES, INC.



                                     By:
                                        ------------------------------------
                                       Its:
                                           ---------------------------------

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                                                   EXHIBIT INDEX

A.       Second Amendment to Exclusive Premium Purchasing Agreement.

B.       Amendment to Warrant covering 345,946 shares of Common Stock of HA-LO.

C.       Amendment to Warrant covering 172,971 shares of Common Stock of HA-LO.


















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